UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 3, 2013, Freeport-McMoRan Copper & Gold Inc. ("FCX") filed a Form 8-K to report the May 31, 2013, completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012, by and among Plains Exploration & Production Company (“PXP”), FCX, and Freeport-McMoRan Oil & Gas LLC (a wholly owned subsidiary of FCX). This Form 8-K/A amends the Form 8-K filed on June 3, 2013, to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited consolidated balance sheet of PXP and its subsidiaries as of March 31, 2013, the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 2013 and 2012, and the related unaudited consolidated statement of equity for the three months ended March 31, 2013, and the notes thereto, are incorporated herein by reference to Part I, Item 1. of PXP's Quarterly Report on Form 10-Q for the period ended March 31, 2013, as filed on May 6, 2013, Commission File No. 001-31470.

The audited consolidated balance sheets of PXP and its subsidiaries as of December 31, 2012 and 2011, and the related audited consolidated statements of income, cash flows and equity for each of the years in the three-year period ended December 31, 2012, and the notes thereto, are incorporated herein by reference to Part II, Item 8. of PXP's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed on February 21, 2013, Commission File No. 001-31470.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) have been prepared to reflect the acquisition of PXP by FCX (the "merger"). The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on March 31, 2013. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2012, and the three months ended March 31, 2013, are presented as if the merger had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the statements of income only, expected to have a continuing impact on the combined results.

The Pro Forma Financial Statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States (“US GAAP”), with FCX treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing Pro Forma Financial Statements, and are subject to revision based on a final determination of fair values as of the date of the merger. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying Pro Forma Financial Statements and the combined company's future results of operations and financial position.

The Pro Forma Financial Statements do not give effect to (i) the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or tax or other synergies that may result from the merger, (ii) changes in commodity and share prices, or (iii) the impact of the acquisition of McMoRan Exploration Co. ("MMR") by FCX, which was completed on June 3, 2013, and is a separate transaction.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of FCX would have been had the combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Pro Forma Financial Statements; (ii) the audited consolidated financial statements and accompanying notes of FCX and PXP contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2012; and (iii) the unaudited condensed consolidated financial statements and accompanying notes of FCX and PXP contained in their respective Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2013.

FREEPORT-McMoRan COPPER & GOLD INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT MARCH 31, 2013
(IN MILLIONS)

	Historical(1)		Adjustments					Pro
			Conform-	Pro				Forma
	FCX	PXP	ing(2)	Forma(3)		Other (4)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$9,595	$54	$—	$(3,780)	A	$(3,325)	D	$2,497
						(47)	E
Trade and other accounts receivable	1,769	563	—	—		—		2,332
Inventories	4,809	34	—	—		—		4,843
Other current assets	410	1,109	(771)	102	C	—		850
Total current assets	16,583	1,760	(771)	(3,678)		(3,372)		10,522
Property, plant, equipment and development costs, net	21,689	165	(28)	95	C	—		21,921
Oil and natural gas properties, net - full cost method:
Subject to depletion	—	10,844	28	498	C	—		11,370
Not subject to depletion	—	3,700	—	5,925	C	—		9,625
Long-term mill and leach stockpiles	2,081	—	—	—		—		2,081
Goodwill	—	535	—	(535)	C	—		511
				511	C
Investment in MMR	439	—	834	14	C	—		1,287
Other assets	1,796	186	—	(168)	C	—		1,814
Total assets	$42,588	$17,190	$63	$2,662		$(3,372)		$59,131

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,017	$906	$(18)	$(47)	C	$—		$3,858
Current portion of debt	4	164	—	—		—		168
Current portion of reclamation and environmental obligations	254	—	18	—		—		272
Total current liabilities	3,275	1,070	—	(47)		—		4,298
Long-term debt, less current portion	10,088	9,559	—	763	C	(3,325)	D	17,085
Deferred income taxes	3,580	1,864	63	2,089	C	(114)	F	7,482
Reclamation and environmental obligations, less current portion	2,130	579	—	189	C	—		2,898
Other liabilities	1,666	136	—	50	C	—		1,852
Total liabilities	20,739	13,208	63	3,044		(3,439)		33,615

Redeemable noncontrolling interest	—	—	442	304	C	—		746

Total stockholders' equity	17,940	3,540	—	(3,540)	B	(47)	E	20,861
				2,854	A	114	F
Noncontrolling interests	3,909	442	(442)	—		—		3,909
Total equity	21,849	3,982	(442)	(686)		67		24,770
Total liabilities and equity	$42,588	$17,190	$63	$2,662		$(3,372)		$59,131

See accompanying notes to the pro forma condensed combined balance sheet.

COMBINATION OF FCX AND PXP
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)	Historical Financial Information
FCX's and PXP's historical financial information has been derived from their respective Quarterly Reports on Form 10-Q for the period ended March 31, 2013.

(2)	Conforming Adjustments
Certain of PXP's historical balances have been adjusted to conform to FCX's presentation, including the reclassification of (i) PXP's $834 million investment in MMR common stock as an equity method investment and the related deferred tax liability of $63 million to deferred income taxes, and (ii) Plains Offshore Operations Inc.'s 8% Convertible Perpetual Preferred Stock to redeemable noncontrolling interest because of changes to its terms subsequent to the merger.

(3)	Pro Forma Adjustments

A.	Purchase Price:
FCX acquired PXP for per-share consideration equivalent to 0.6531 shares of FCX common stock and $25.00 in cash. PXP shareholders had the right to elect to receive merger consideration in the form of cash or shares of FCX common stock, subject to the proration provisions of the merger agreement. Based on the final results of the merger consideration elections and as set forth in the merger agreement, FCX issued 91 million shares of its common stock and paid $3.8 billion in cash (which includes the value of a special dividend paid to PXP shareholders on May 31, 2013). Following is a summary of the $6.6 billion purchase price for PXP (in millions):

FCX stock consideration (i)	$2,854
Cash consideration (ii)	3,780
Total purchase price	$6,634

(i)	The value of FCX's common stock issued in the merger is as follows (in millions, except exchange offer ratio and closing share price):

Number of PXP common shares acquired	132.280
Exchange ratio of FCX common stock for each PXP share	0.6531
86.392
FCX common stock issued for PXP equity awards	4.769
Shares of FCX common stock issued	91.161
Closing share price of FCX common stock at May 31, 2013	$31.05
$2,831
Employee stock-based awards	23
FCX stock consideration	$2,854

(ii)
Cash consideration primarily includes the payment of $25 in cash for each PXP common share ($3.3 billion) and the value of the $3 per share special cash dividend paid to PXP shareholders on May 31, 2013 ($411 million).

B.	Eliminations: Upon closing of the merger, PXP's historical shareholders' equity accounts are eliminated in FCX's consolidated financial statements.

C.
Acquisition Method Adjustments: The Pro Forma Financial Statements have been prepared based on the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the purchase price is allocated on a preliminary basis to the assets acquired, the liabilities assumed and noncontrolling interests based on their estimated fair values. The acquisition method of accounting is dependent upon certain valuations and other studies that have not yet been finalized. Accordingly, the pro forma fair value adjustments are preliminary and have been made solely for the purpose of providing Pro Forma Financial Statements. The actual fair values of the assets acquired, liabilities assumed and noncontrolling interest may differ materially from the amounts presented in the below purchase price allocation as further analysis is completed. Accordingly, the final allocation of the purchase price may result in different adjustments than those shown in the unaudited pro forma condensed combined statements of income, and these differences may have a material impact on the accompanying Pro Forma Financial Statements and the combined company's future results of operations and financial position.

Following are the pro forma adjustments to reflect the fair value of PXP's net reported assets as presented in the unaudited pro forma condensed combined balance sheet at March 31, 2013 (in millions):

PXP's net assets at March 31, 2013	$3,540
Adjustment to fair value PXP's property, plant and equipment	95
Adjustment to fair value PXP's oil and gas properties:
Subject to depletion(i)	498
Not subject to depletion(ii)	5,925
Adjustment to eliminate PXP's predecessor basis goodwill	(535)
Adjustment to fair value PXP's investment in MMR	14
Adjustment to fair value PXP's deferred financing charges	(168)
Adjustment to fair value assumed PXP debt obligations	(763)
Adjustment to deferred taxes to reflect fair value adjustments(iii)	(2,089)
Adjustment to fair value PXP's asset retirement obligations	(189)
Net adjustments to fair value PXP's derivatives	99
Adjustment to fair value PXP's noncontrolling interest	(304)
Identifiable net assets at March 31, 2013	6,123
Residual goodwill(iv)	511
Total purchase price	$6,634

(i)
PXP follows the full cost method of accounting for oil and gas properties whereby all costs associated with property acquisition, exploration and development activities are capitalized and amortized over total proved reserves, with capitalized costs subject to a full cost ceiling limitation. This adjustment reflects the estimated fair values of PXP's proved oil and gas properties based on after-tax, discounted cash flow estimates using oil and gas forward prices.

(ii)
PXP's unproved oil and gas properties are excluded from amortization until the properties are evaluated. Costs will be transferred into the amortization base as the properties are evaluated and proved reserves are established, or impairment is determined. This adjustment reflects the estimated fair value of PXP's unproved oil and gas properties based on risk-adjusted, after-tax discounted cash flow estimates using oil and gas forward prices. Transfers of these costs into the amortization base will impact future depreciation, depletion and amortization expense and the full cost ceiling limitation on capitalized costs.

(iii)
Deferred income taxes have been recognized based on the pro forma fair value adjustments to identifiable assets acquired and liabilities assumed using a 37.9 percent tax rate, which reflects the 35 percent federal statutory rate and a 2.9 percent effective state income tax rate.

(iv)	Residual goodwill recorded in connection with the merger will not be deductible for income tax purposes.

(4)	Financing and Other

D.
FCX was required to secure commitments to provide debt financing in connection with the merger. In March 2013, FCX issued $6.5 billion of senior notes for net proceeds of $6.489 billion in four tranches with a weighted-average interest rate of 3.9 percent. Borrowings under the senior notes were used to fund the cash portion of the PXP merger consideration and repay debt outstanding under PXP's amended credit facility, as the amended credit facility provided that a change of control is an event of default. Because the repayment of debt outstanding under PXP's amended credit facility is directly attributable to the transaction, the unaudited pro forma condensed combined balance sheet includes the following adjustments (in millions):

Repayment of PXP's amended credit facility:
PXP revolving line of credit	$(1,325)
PXP seven-year term loan due 2019	(1,250)
PXP five-year term loan due 2017	(750)
$(3,325)

E.	Adjustment reflects $47 million in transaction costs, consisting primarily of financial advisory fees, legal and accounting fees, financial printing and other costs related to the merger.

F.
Adjustment to deferred income taxes reflects a decrease of $114 million to FCX's valuation allowance resulting from the determination that, as a direct result of the acquisition of PXP by FCX, the combined company would more likely than not realize certain of FCXs deferred tax assets, against which a valuation allowance has been provided.

FREEPORT-McMoRan COPPER & GOLD INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2012
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Historical(1)		GOM Acquisition			Adjustments
	FCX	PXP	Pro Forma Adjustments(2)		Pro Forma PXP	Conform- ing (3)	Pro Forma (4)		Pro Forma Combined

Revenues	$18,010	$2,565	$1,764	A	$4,329	$(3)	$—		$22,336
Cost of sales:
Production and delivery	10,382	632	242	B	874	17	(3)	F	11,270
Depreciation, depletion and amortization	1,179	1,118	548	C	1,666	(31)	52	G	2,866
Total cost of sales	11,561	1,750	790		2,540	(14)	49		14,136
Other operating costs and expenses	635	199	(34)	D	165	—	(17)	H	783
Total costs and expenses	12,196	1,949	756		2,705	(14)	32		14,919
Operating income	5,814	616	1,008		1,624	11	(32)		7,417
Interest expense, net	(186)	(298)	—		(298)	(14)	(340)	I	(757)
							81	J
Losses on early extinguishment of debt	(168)	(8)	—		(8)	—	—		(176)
Other income (expense), net	27	204	—		204	3	(207)	K	27
Income before taxes and equity in affiliated companies' net earnings (loss)	5,487	514	1,008		1,522	—	(498)		6,511
(Provision) benefit for income taxes	(1,510)	(171)	(377)	E	(548)	—	130	L	(1,928)
Equity in affiliated companies' net earnings (losses)	3	—	—		—	—	(30)	K	(27)
Net income (loss)	3,980	343	631		974	—	(398)		4,556
Net income attributable to noncontrolling interests	(939)	(37)	—		(37)	—	—		(976)
Net income (loss) attributable to common stockholders	$3,041	$306	$631		$937	$—	$(398)		$3,580

Net income per share attributable to common stockholders:
Basic	$3.20	$2.36							$3.44
Diluted	$3.19	$2.32							$3.43
Weighted-average common shares outstanding:
Basic	949	130							1,041
Diluted	954	132							1,045

See accompanying notes to the pro forma condensed combined statements of income.

FREEPORT-McMoRan COPPER & GOLD INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2013
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Historical(1)		Adjustments
	FCX	PXP	Conforming(3)	Pro Forma (4)		Combined

Revenues	$4,583	$1,232	$(202)	$—		$5,613
Cost of sales:
Production and delivery	2,719	248	10	(1)	F	2,976
Depreciation, depletion and amortization	329	541	(17)	(23)	G	830
Total cost of sales	3,048	789	(7)	(24)		3,806
Other operating costs and expenses	180	46	—	(7)	H	219
Total costs and expenses	3,228	835	(7)	(31)		4,025
Operating income (loss)	1,355	397	(195)	31		1,588
Interest expense, net	(57)	(141)	(7)	(25)	I	(200)
				30	J
Losses on early extinguishment of debt	(45)	(18)	—	45	M	(18)
Other (expense) income, net	(3)	(186)	202	(16)	K	(3)
Income before taxes and equity in affiliated companies' net earnings	1,250	52	—	65		1,367
Provision for income taxes	(428)	(20)	—	(30)	L	(478)
Equity in affiliated companies' net earnings	2	—	—	20	K	22
Net income	824	32	—	55		911
Net income attributable to noncontrolling interests	(176)	(9)	—	—		(185)
Net income attributable to common stockholders	$648	$23	$—	$55		$726

Net income per share attributable to common stockholders:
Basic	$0.68	$0.17				$0.70
Diluted	$0.68	$0.17				$0.69
Weighted-average common shares outstanding:
Basic	950	130				1,041
Diluted	953	133				1,045

See accompanying notes to the pro forma condensed combined statements of income.

COMBINATION OF FCX AND PXP
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(1)	Historical Financial Information
FCX’s and PXP’s historical financial information has been derived from their respective Annual Reports on Form 10-K for the year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the period ended March 31, 2013.

(2)	Pro Forma GOM Acquisition
On November 30, 2012, PXP completed the GOM Acquisition, which consisted of certain oil and gas interests in and near the Holstein, Diana, Hoover, Horn Mountain, Marlin, Dorado, King and Ram Powell Fields located in the Gulf of Mexico from BP Exploration & Production Inc. and BP America Production Company (collectively “BP”) and the 50 percent working interest in the Holstein Field located in the Gulf of Mexico from Shell Offshore Inc. (“Shell”). The following adjustments reflect the pro forma effects of the GOM Acquisition as if the transaction had occurred on January 1, 2012. As discussed in Note (4) D. to the pro forma condensed combined balance sheet, PXP’s amended credit facility related to the GOM Acquisition was repaid in connection with the merger. Therefore, PXP’s pro forma financing costs associated with the GOM Acquisition have not been reflected as part of these adjustments. These pro forma adjustments do not purport to represent what PXP’s actual consolidated results of operations would have been had the GOM Acquisition occurred on such date, nor are they necessarily indicative of PXP’s future consolidated results of operations.

A.	Adjustment reflects incremental revenues related to the GOM Acquisition.

B.
Adjustment reflects recurring production costs, including incremental insurance costs related to the GOM Acquisition and fiber optic service fees paid to BP (as per the fiber optic service agreement between PXP and BP), and also reflects an increase in the accretion of the asset retirement obligation attributable to the properties acquired in the GOM Acquisition.

C.
Adjustment reflects an increase in depreciation, depletion and amortization expense for updated reserve estimates and depletion rates for the oil and gas properties acquired in the GOM Acquisition. The pro forma depletion rate for these properties was $27.92 per barrel of oil equivalent ("BOE") for the year ended December 31, 2012.

D.	Adjustment to reverse PXP’s transaction costs related to the GOM Acquisition.

E.
The estimated income tax effect of the GOM Acquisition pro forma adjustments was recorded based on the U.S. federal statutory tax rate of 35 percent and a 2.4 percent weighted average of the applicable state statutory tax rates (net of federal benefit).

(3)	Conforming Adjustments
Certain of PXP’s historical balances have been adjusted to conform to FCX’s presentation, including the reclassification of PXP's gains and losses on mark-to-market oil and gas derivative contracts to revenues.

(4)	Pro Forma Adjustments
The following pro forma adjustments for the pro forma condensed combined statement of income for the year ended December 31, 2012, and three months ended March 31, 2013, are primarily based on the estimated fair value adjustments made to the assets acquired and liabilities assumed in the pro forma condensed combined balance sheet at March 31, 2013 (see Note (3) C. to the pro forma condensed combined balance sheet). The actual fair values of the assets acquired and liabilities assumed may differ materially from the amounts presented in the estimated pro forma purchase price allocation as further analysis is completed. Accordingly, the allocation of the purchase price may result in different adjustments in the unaudited pro forma condensed combined statements of income.

F.	Adjustments to accretion on assumed asset retirement obligations.

G.
Adjustments to depreciation, depletion and amortization expense primarily reflect updated reserve estimates and depletion rates for oil and gas properties subject to depletion. The pro forma depletion rate was $28.90 per BOE for the year 2012 and $32.32 per BOE for the three months ended March 31, 2013.

H.	Adjustment to reverse transaction costs related to the merger that were recorded in FCX’s and PXP’s historical results.

I.	Net adjustments to interest expense primarily relate to interest associated with the $6.5 billion of senior notes and the adjustment to fair value the assumed PXP debt obligations.

J.
Adjustments reflect pro forma capitalized interest related to the interest adjustments described above in Note I, and adjustments to oil and gas properties not subject to depletion (see Note (3) C. to the pro forma condensed combined balance sheet).

K.
PXP owned 51 million shares of MMR common stock and historically elected to measure this equity investment at fair value, with changes in fair value recognized as a component of other income (expense), net, in the statement of income. For purposes of the Pro Forma Financial Statements, FCX has recorded the equity investment in MMR under the equity method of accounting. Accordingly, adjustments were made to (i) reverse the income statement effects recorded by PXP under the fair value option and (ii) to record the equity in MMR losses under the equity method of accounting.

L.
The estimated income tax effect of the pro forma adjustments (except for net adjustments to interest expense) has been recorded based upon the U.S. federal statutory rate of 35 percent and a 2.9 percent weighted average of the applicable state statutory tax rates (net of federal benefit). The estimated tax rate of 25 percent applied to PXP’s historical interest expense and the pro forma adjustments to interest expense has been derived from a preliminary analysis of the applicable rules for interest cost allocation required by U.S. tax regulations. The effective rate will also be affected by any tax planning opportunities that may result from the combination of the companies after the transaction. The business combination is expected to be non-taxable to the respective companies, with PXP’s historical tax bases surviving for income tax reporting purposes.

M.	Adjustment to reverse losses on early extinguishment of debt that were recorded in FCX’s historical results associated with the termination of the bridge loan facilities.

(d) Exhibits.

The exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: August 13, 2013

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Plains Exploration & Production Company.

23.2	Consent of Netherland, Sewell & Associates, Inc., independent reserve engineer for Plains Exploration & Production Company.